UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2008
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	001-14758 (Commission File Number)	33-0476164 (I.R.S. Employer Identification No.)

3260 Whipple Road Union City, California (Address of Principal Executive Offices)		94587 (Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 7.01. Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On September 3, 2008, Questcor Pharmaceuticals, Inc. (the “Company”) and Inverlochy Consultadoria & Servicos L.D.A., a corporation organized under the laws of Portugal and owned by Claudio Cavazza (“Inverlochy”) entered into a Stock Purchase Agreement (the “Agreement”) pursuant to which the Company purchased 1,800,000 shares (the “Shares”) of the Company’s Common Stock owned by Inverlochy for an aggregate cash purchase price of $9,108,000, or $5.06 per share.
     The preceding discussion of the material terms of the Agreement is qualified in its entirety by reference to the entire text of the Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.
Item 7.01. Regulation FD Disclosure.
     On September 4, 2008, the Company issued a press release announcing the Stock Purchase Agreement with Inverlochy, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.
     The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Stock Purchase Agreement, by and between Questcor Pharmaceuticals, Inc. and Inverlochy Consultadoria & Servicos L.D.A., dated September 3, 2008.

99.1	Questcor Pharmaceuticals, Inc. Press Release dated September 4, 2008.

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2008	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ George Stuart
George Stuart
Senior Vice President, Finance, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Stock Purchase Agreement, by and between Questcor Pharmaceuticals, Inc. and Inverlochy Consultadoria & Servicos L.D.A., dated September 3, 2008.

99.1	Questcor Pharmaceuticals, Inc. Press Release dated September 4, 2008.